Exhibit 99.1

                                                   NEWS

Charter Reports First Quarter 2011
Financial and Operating Results

Strong focus on bundling opportunities, disciplined investments and enhancing the customer experience

St. Louis, Missouri – May 3, 2011 – Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three months ended March 31, 2011.

Key highlights:

•
Compared with the prior year, revenues for the quarter ended March 31, 2011 grew 3.1% on a pro forma 2 basis and 2.0% on an actual basis, led by pro forma growth of 17.1% in our commercial business and 5.1% in Internet revenues.

•	First quarter adjusted EBITDA2 grew 4.7% year-over-year on a pro forma basis and 4.1% on an actual basis. Net income declined to a loss of $110 million in the first quarter of 2011.

•
Total average monthly revenue per basic video customer (ARPU) for the quarter increased 8.2% year-over-year to $131.01, driven by an increase in bundle and advanced video service penetration, along with growth in our commercial business.

•	Free cash flow2 for the quarter ended March 31, 2011 was $72 million and cash flows from operating activities were $447 million.

•	Residential customer relationships increased by approximately 22,000 in the first quarter of 2011 and non-video customer relationships increased nearly 50,000 for the quarter and 23.5% year-over-year.

1 Pro forma results are described in the "Use of Non-GAAP Financial Metrics" section and are provided in the addendum of this news release.
2 Adjusted EBITDA and free cash flow are defined in the "Use of Non-GAAP Financial Metrics" section and are reconciled to net income (loss) and net cash flows from operating activities, respectively, in the addendum of this news release.

“I’m pleased to report solid first quarter results for 2011,” said Mike Lovett, President and Chief Executive Officer. “Our first quarter performance was driven by the acceleration of growth in our commercial business, discipline around customer acquisition, and continued strength in our high-speed Internet business driving higher customer relationships. We are continuing to make investments in the customer experience, brand and residential and commercial platform, further increasing the value of our bundles and simplifying the ways our customers engage with us and our products.”

Key Operating Results
All of the following customer and ARPU statistics are presented on a pro forma basis. As of March 31, 2011, Charter served approximately 5.2 million residential and commercial customers, and the Company’s 9.3 million residential primary service units (PSUs) were comprised of 4.3 million video, 3.3 million Internet and 1.7 million phone residential customers. PSUs increased 86,800 in the first quarter of 2011. Residential customer relationships grew by 21,900 in the first quarter of 2011. Approximately 61.4% of Charter’s residential customers subscribe to a bundle, compared to 58.5% a year ago. Commercial PSUs increased approximately 9,600 in the first quarter to 440,700 and are up 8.2% over the first quarter of 2010. Charter’s total ARPU for the first quarter of 2011 was $131.01; an increase of 8.2% compared to first quarter 2010, primarily as a result of increased bundle and advanced services penetration along with growth in our commercial and ad sales businesses.

First quarter 2011 residential customer highlights included the following:

•
Video ARPU was $71.01 for the first quarter of 2011, up 4.3% year-over-year as a result of increases in premium revenue and higher digital, high definition (HD) and digital video recorder (DVR) penetration. Video customers decreased by approximately 25,100 customers in the quarter, while digital video customers increased by 28,400. Digital penetration reached 75.4% with 54.0% of our digital customers taking HD and/or DVR services.

•
Internet customers grew by approximately 87,900 during the first quarter of 2011, reflecting continued consumer demand for superior speeds offered by Charter compared to DSL. Internet ARPU of $41.77 decreased approximately 1.2% compared to the year-ago quarter.

•	First quarter 2011 net gains of phone customers were approximately 24,000 with phone penetration at 16.3% as of March 31, 2011. Phone ARPU of $40.97 decreased approximately 1.7% year-over-year.

First Quarter Results
First quarter 2011 revenues were $1.770 billion, up 3.1% compared to the year-ago quarter on a pro forma basis and 2.0% on an actual basis, as the Company continues to grow its commercial, Internet and phone businesses and increase sales of bundled services.
First quarter 2011 video revenues were $908 million, a decrease of 0.7% compared to the year ago quarter on a pro forma basis and down 1.9% on an actual basis as a result of a decline in basic video customers, offset by growth in advanced service revenues and pricing and fee adjustments. Internet revenues were $412 million, up 5.1% year-over-year on a pro forma basis and 4.3% on an actual basis primarily due to a larger customer base. Telephone revenues for the 2011 first quarter were $212 million, a 7.1% increase over first quarter 2010 on a pro forma and actual basis, as growth in the triple play bundle continues. Commercial service revenues rose to $137 million, a 17.1% pro forma increase year-over-year (16.1% actual increase), reflecting increases in small to medium business, carrier and large business customers. Advertising sales revenues were $62 million for the first quarter of 2011, a 6.9% pro forma increase (5.1% actual increase), compared to the first quarter of 2010, primarily from growth in the automotive sector.
Operating costs and expenses totaled $1.107 billion, an increase of 2.1% compared to the year-ago period on a pro forma basis (0.8% actual increase), primarily due to increases in programming, marketing and labor costs related to our investments to enhance the overall customer experience and scaling the commercial business. Programming expenses increased as a result of contractual programming increases offset by customer losses and marketing expenditures increased due to new brand and acquisition campaigns.
Adjusted EBITDA for the first quarter of 2011 was $663 million, an increase of 4.7% on a pro forma basis (4.1% actual increase) compared to the year-ago period. Adjusted EBITDA margin improved to 37.5% for the first quarter of 2011 compared to

36.9% pro forma adjusted EBITDA margin in the first quarter of 2010 (36.7% actual adjusted EBITDA margin). Margin increased, benefitting from our customer acquisition and retention strategies and focus on customer lifetime value, combined with disciplined expense management, and was partially offset by investments in both brand-focused marketing and scaling of our commercial business for growth.
Charter reported $269 million of income from operations in the first quarter of 2011, compared to $251 million in the first quarter of 2010. The increase in income from operations is primarily a result of increased sales of our bundled services offset by an increase in depreciation and amortization related to capital expenditures.
Net loss was $110 million in the first quarter of 2011, compared to income of $24 million in the first quarter of 2010. The change was a result of a $67 million non-cash loss on extinguishment of debt in 2011 and a nonrecurring tax benefit of $69 million in the first quarter of 2010. Charter reported net loss per common share of $0.97 in the first quarter of 2011 compared to earnings of $0.21 during the same period last quarter.
Expenditures for property, plant and equipment for the first quarter of 2011 increased to $356 million, compared to first quarter 2010 expenditures of $310 million, due to continued investments in our Internet and video platforms to improve the customer experience along with growth and infrastructure investments to broaden our commercial business solutions. Our estimate for capital expenditures for 2011 remains approximately $1.3 billion to $1.4 billion.
Free cash flow for the first quarter of 2011 was $72 million, compared to $203 million in the same period last year on a pro forma basis ($205 million actual). The decrease in free cash flow was primarily due to working capital changes that provided $74 million less cash during the same period of 2011, an increase of $50 million in cash paid for interest primarily related to the timing of bond interest payments, and an increase of $46 million in capital expenditure from the acceleration and timing of strategic investments reduced by an increase in adjusted EBITDA. The $74 million reduction in cash provided from changes in working capital is driven by one-time benefits in the first quarter of 2010 post emergence from bankruptcy along with timing of payments in the first quarter of 2011.

Net cash flows from operating activities were $447 million, compared to $530 million in the first quarter of 2010 driven by the same working capital and interest items discussed above.

Conference Call
The Company will host a conference call on Tuesday, May 3, 2011 at 9:00 a.m. Eastern Time (ET) related to the contents of this release.
The conference call will be webcast live via the Company’s website at charter.com. The webcast can be accessed by selecting "Investor & News Center" from the lower menu on the home page. The call will be archived in the "Investor & News Center" in the "Financial Information" section on the left beginning two hours after completion of the call. Participants should go to the webcast link no later than 10 minutes prior to the start time to register.
Those participating via telephone should dial 866-726-7983 no later than 10 minutes prior to the call. International participants should dial 706-758-7055. The conference ID code for the call is 61222539.
A replay of the call will be available at 800-642-1687 or 706-645-9291 beginning two hours after the completion of the call through the end of business on May 15, 2011. The conference ID code for the replay is 61222539.

Additional Information Available on Website
A slide presentation to accompany the conference call will be available on the “Investor & News Center” of our website at charter.com in the “Financial Information” section. A trending schedule containing historical customer and financial data can also be found in the “Financial Information” section.

Use of Non-GAAP Financial Metrics
The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, adjusted EBITDA less capital expenditures and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income (loss) or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is reconciled to net income (loss) and free cash flow is reconciled to net cash flows from operating activities in the addendum of this news release.
Adjusted EBITDA is defined as net income (loss) plus net interest expense, income taxes, depreciation and amortization, reorganization items, stock compensation expense, loss on extinguishment of debt, and other expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or special items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA less capital expenditures is defined as Adjusted EBITDA minus purchases of property, plant and equipment. Adjusted EBITDA and adjusted EBITDA less capital expenditures are used by management and the Company’s Board to evaluate the performance of the Company’s business. For this reason, they are significant components of Charter’s annual incentive compensation program. However, these measures are limited in that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. Management evaluates these costs through other financial measures.
Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.
The Company believes that adjusted EBITDA and free cash flow provide information useful to investors in assessing Charter’s performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the credit facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA, as presented, includes management fee expenses in the amount of $35 million for each of the three months ended March 31, 2011 and 2010, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.
In addition to the actual results for the three months ended March 31, 2011 and 2010, we have provided pro forma results in this release for the three months ended March 31, 2010. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales of cable systems in 2010 as if they occurred as of January 1, 2010. Pro forma statements of operations for the three months ended March 31, 2010; and pro forma customer statistics as of March 31, 2010; are provided in the addendum of this news release.

About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

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Contact:

Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-3289

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and free cash flow by offering video, high-speed Internet, telephone and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended March 31,
	2011	2010		2010
	Actual	Actual	% Change	Pro Forma (a)	% Change

REVENUES:
Video	$908	$926	-1.9%	$914	-0.7%
High-speed Internet	412	395	4.3%	392	5.1%
Telephone	212	198	7.1%	198	7.1%
Commercial	137	118	16.1%	117	17.1%
Advertising sales	62	59	5.1%	58	6.9%
Other	39	39	0.0%	38	2.6%
Total revenues	1,770	1,735	2.0%	1,717	3.1%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	768	756	1.6%	746	2.9%
Selling, general and administrative (excluding stock
compensation expense) (c)	339	342	-0.9%	338	0.3%
Operating costs and expenses	1,107	1,098	0.8%	1,084	2.1%

Adjusted EBITDA	663	637	4.1%	633	4.7%

Adjusted EBITDA margin	37.5%	36.7%		36.9%

Depreciation and amortization	383	369		369
Stock compensation expense	6	5		5
Other operating expenses, net	5	12		12

Income from operations	269	251		247

OTHER EXPENSES:
Interest expense, net	(233)	(204)		(204)
Loss on extinguishment of debt	(67)	(1)		(1)
Other expense, net	-	(3)		(3)
	(300)	(208)		(208)

Income (loss) before income taxes	(31)	43		39

Income tax expense	(79)	(19)		(19)

Net income (loss)	$(110)	$24		$20

Earnings (loss) per common share:
Basic	$(0.97)	$0.21		$0.18

Diluted	$(0.97)	$0.21		$0.18

Weighted average common shares outstanding, basic	113,224,303	113,020,967		113,020,967

Weighted average common shares outstanding, diluted	113,224,303	114,883,134		114,883,134

(a) Pro forma results reflect certain sales of cable systems in 2010 as if they occurred as of January 1, 2010.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

March 31, 2010 Pro forma revenues, operating costs and expenses and net income were reduced by $18 million, $14 million and $4 million, respectively, for the three months ended March 31, 2010.

Adjusted EBITDA is a non-GAAP term. See page 6 of this addendum for the reconciliation of adjusted EBITDA to net income (loss) as defined by GAAP.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26	$4
Restricted cash and cash equivalents	28	28
Accounts receivable, net of allowance for doubtful accounts	223	247
Prepaid expenses and other current assets	56	47
Total current assets	333	326

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	6,870	6,819
Franchises	5,257	5,257
Customer relationships, net	1,923	2,000
Goodwill	951	951
Total investment in cable properties, net	15,001	15,027

OTHER NONCURRENT ASSETS	371	354

Total assets	$15,705	$15,707

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,028	$1,049
Total current liabilities	1,028	1,049

LONG-TERM DEBT	12,554	12,306

OTHER LONG-TERM LIABILITIES	941	874

SHAREHOLDERS' EQUITY	1,182	1,478

Total liabilities and shareholders' equity	$15,705	$15,707

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(110)	$24
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	383	369
Noncash interest expense	12	18
Loss on extinguishment of debt	67	1
Deferred income taxes	77	16
Other, net	7	6
Changes in operating assets and liabilities:
Accounts receivable	24	25
Prepaid expenses and other assets	(9)	-
Accounts payable, accrued expenses and other	(4)	71
Net cash flows from operating activities	447	530

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(356)	(310)
Change in accrued expenses related to capital expenditures	(19)	(15)
Other, net	(6)	(5)
Net cash flows from investing activities	(381)	(330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,846	-
Repayments of long-term debt	(1,666)	(667)
Payments for debt issuance costs	(22)	(31)
Purchase of treasury stock	(207)	-
Other, net	5	(2)
Net cash flows from financing activities	(44)	(700)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22	(500)
CASH AND CASH EQUIVALENTS, beginning of period *	32	754
CASH AND CASH EQUIVALENTS, end of period *	$54	$254

CASH PAID FOR INTEREST	$202	$152

*  Cash and cash equivalents includes restricted cash and cash equivalents.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual		Pro Forma
	March 31,	December 31,	March 31,
	2011 (a)	2010 (a)	2010 (a)

Footprint
Estimated Homes Passed Video (b)	11,818,400	11,768,800	11,636,200
% Switched Digital Video	64%	63%	14%

Estimated Homes Passed Internet (b)	11,466,200	11,404,000	11,286,200
% Docsis 3.0	70%	57%	21%

Estimated Homes Passed Phone (b)	10,655,900	10,565,800	10,349,300

Customers
Residential Customer Relationships (c)	4,886,000	4,864,100	4,991,200
Commercial Customer Relationships (c)	344,500	340,800	336,400

Total Customer Relationships (c)(e)	5,230,500	5,204,900	5,327,600

Residential Non-Video Customers (d)	632,700	585,700	512,500
% Non-Video (d)	12.9%	12.0%	10.3%

Service and Revenue Generating Units (f)
Video (d)	4,253,300	4,278,400	4,478,700
Internet (g)	3,334,000	3,246,100	3,141,700
Phone (h)	1,741,000	1,717,000	1,621,000
Residential PSUs (i)	9,328,300	9,241,500	9,241,400
Residential PSU / Customer Relationships (c)(i)	1.91	1.90	1.85

Video (d)(e)	243,300	242,000	246,300
Internet (g)	133,000	129,200	116,600
Phone (h)	64,400	59,900	44,300
Commercial PSUs (i)	440,700	431,100	407,200

Digital Video RGUs (j)	3,391,600	3,363,200	3,275,900

Total RGUs	13,160,600	13,035,800	12,924,500

Net Additions/(Losses) (k)
Video (d)	(25,100)	(62,500)	(14,000)
Internet (g)	87,900	31,700	102,300
Phone (h)	24,000	30,800	66,700
Residential PSUs (i)	86,800	-	155,000

Video (d)(e)	1,300	(4,800)	(8,300)
Internet (g)	3,800	4,200	4,000
Phone (h)	4,500	5,100	4,500
Commercial PSUs (i)	9,600	4,500	200

Digital Video RGUs (j)	28,400	19,200	95,200

Total RGUs	124,800	23,700	250,400

Residential ARPU
Video (l)	$71.01	$70.39	$68.05
Internet (l)	$41.77	$41.72	$42.29
Phone (l)	$40.97	$41.29	$41.68
ARPU per Customer Relationship (m)	$104.87	$104.17	$100.71

Total ARPU per Video Customer (n)	$131.01	$130.28	$121.12

Residential Penetration Statistics
Video Penetration of Homes Passed Video (o)	36.0%	36.4%	38.5%
Internet Penetration of Homes Passed Internet (o)	29.1%	28.5%	27.8%
Phone Penetration of Homes Passed Phone (o)	16.3%	16.3%	15.7%

Bundled Penetration (p)	61.4%	60.9%	58.5%
Triple Play Penetration (q)	28.5%	28.2%	25.9%

Digital Penetration (r)	75.4%	74.4%	69.3%
Advanced Digital Penetration (of Digital) (s)	54.0%	52.3%	47.7%
Set-Top-Box per Digital RGU	1.51	1.50	1.49

Pro forma operating statistics reflect the sales of cable systems in 2010 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions or acquisitions of assets because those transactions did not significantly impact Charter's revenue and operating costs and expenses. However, all transactions completed in 2010 have been reflected in the operating statistics.

At March 31, 2010, actual residential video customers, Internet customers, and phone customers were 4,547,800, 3,166,000, and 1,622,900, respectively; actual commercial video customers, Internet customers, and phone customers were 252,800, 117,700, and 44,400, respectively; and actual digital RGUs were 3,313,900.

See footnotes to unaudited summary of operating statistics on page 5 of this addendum.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

(a)
We calculate the aging of customer accounts based on the monthly billing cycle for each account.  On that basis, at March 31, 2011, December 31, 2010, and March 31, 2010, customers include approximately 12,500, 15,700, and 16,200 persons, respectively, whose accounts were over 60 days past due in payment, approximately 1,700, 1,800, and 1,600 persons, respectively, whose accounts were over 90 days past due in payment and approximately 1,100, 1,000, and 1,700 persons, respectively, whose accounts were over 120 days past due in payment.

(b)
“Homes Passed” represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(c)
"Customer Relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and phone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA).  Commercial customer relationships includes video customers in commercial and multi-dwelling structures, which are calculated on an EBU basis (see footnote (e)) and non-video commercial customer relationships.

(d)	"Video Customers” represent those customers who subscribe to our video services.

(e)
Included within commercial video customers are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  In the second quarter of 2009, we began calculating EBUs by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service rather than the most prevalent price charged as was used previously.  This EBU method of estimating video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(f)
"Revenue Generating Units" or "RGUs" represent the total of all basic video, digital video, Internet and phone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two RGUs, and if that customer added Internet service, the customer would be treated as three RGUs.  This statistic is computed in accordance with the guidelines of the NCTA.

(g)	"Internet Customers" represent those customers who subscribe to our Internet service.

(h)	"Phone Customers" represent those customers who subscribe to our phone service.

(i)	"Primary Service Units" or "PSUs" represent the total of video, Internet and phone customers.

(j)	"Digital Video RGUs" include all video customers that rent one or more digital set-top boxes or cable cards.

(k)	"Net Additions/(Losses)" represent the pro forma net gain or loss in the respective quarter for the service indicated.

(l)
"Average Monthly Revenue per Customer" or "ARPU" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(m)
"ARPU per Customer Relationship" is calculated as total video, Internet and phone quarterly pro forma revenue divided by three divided by average residential customer relationships during the respective quarter.

(n)	"Total ARPU per Video Customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma video customers during the respective quarter.

(o)	"Penetration" represents residential customers as a percentage of homes passed for the service indicated.

(p)
"Bundled Penetration" represents the percentage of residential customers receiving a combination of at least two different types of service, including Charter's video service, Internet service or phone.  "Residential % Bundled" does not include residential customers who only subscribe to video service.

(q)	"Triple Play Penetration" represents residential customers receiving all three Charter service offerings, including video, Internet and phone, as a % of residential customer relationships.

(r)	"Digital Penetration" represents the number of digital RGUs as a percentage of video customers, including EBUs.

(s)	"Advanced Digital Penetration" represents customers who subscribe to our high-definition and/or digital video recorder services as a % of digital RGUs.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

		Three Months Ended March 31,
		2011	2010	2010
		Actual	Actual	Pro Forma (a)

Net income (loss)		$(110)	$24	$20
Plus:	Interest expense, net	233	204	204
	Income tax expense	79	19	19
	Depreciation and amortization	383	369	369
	Stock compensation expense	6	5	5
	Loss on extinguishment of debt	67	1	1
	Other, net	5	15	15

Adjusted EBITDA (b)		663	637	633
Less:	Purchases of property, plant and equipment	(356)	(310)	(308)

Adjusted EBITDA less capital expenditures		$307	$327	$325

Net cash flows from operating activities		$447	$530	$526
Less:	Purchases of property, plant and equipment	(356)	(310)	(308)
	Change in accrued expenses related to capital expenditures	(19)	(15)	(15)

Free cash flow		$72	$205	$203

(a) Pro forma results reflect certain sales of cable systems in 2010 as if they occurred as of January 1, 2010.

(b) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2011	2010

Customer premise equipment (a)	$157	$156
Scalable infrastructure (b)	122	87
Line extensions (c)	20	16
Upgrade/Rebuild (d)	5	9
Support capital (e)	52	42

Total capital expenditures (f)	$356	$310

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs and customer premise equipment (e.g., set-top boxes and cable modems).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

(f) Total capital expenditures includes $27 million and $18 million of capital expenditures related to commercial services for the three months ended March 31, 2011 and 2010, respectively.

Addendum to Charter Communications, Inc. First Quarter 2011 Earnings Release